Exhibit 3

CONFIDENTIAL TREATMENT REQUESTED. Certain information has been omitted from this exhibit and filed separately with the Commission subject to a Confidential Treatment Request pursuant to 17 C.F.R. § 240.24b-2. Such omitted information has been indicated with the markings “[***]” and “<<<Dealer Name>>>” herein.

Execution Version

<<<Dealer Name>>>

[***]

[***]

[***]

June 6, 2023

Andean LFMA Investment Limited

103 Mount Street

London, W1K 2TJ

United Kingdom

Re: Contingent Share Repurchase: Supplemental Confirmation

Reference is made to the Master Confirmation between <<<Dealer Name>>> and Andean LFMA Investment Limited (“Counterparty”) dated June 6, 2023 (as amended or modified from time to time, the “Master Confirmation”). Capitalized terms used without definition in this Supplemental Confirmation have the definitions assigned to them in the Master Confirmation.

This Supplemental Confirmation confirms the terms and conditions of the Transaction entered into between <<<Dealer Name>>> and Counterparty on the Trade Date specified below. This Supplemental Confirmation is a binding contract between <<<Dealer Name>>> and Counterparty as of the relevant Trade Date for the Transaction referenced below. <<<Dealer Name>>> is acting as principal in this Transaction.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The additional terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	June 6, 2023

Number of Shares:	30,000,000 Shares

Floor Price:	USD [***]

Cap Price:	USD [***]

Prepayment Amount:	USD [***]

Prepayment Date:	The second Currency Business Day immediately following the Trade Date.

Additional Payment:	USD [***]

Aggregate Payment Cap:	GBP [***]

Pricing Period Commencement Date:	The Scheduled Trading Day immediately following the Trade Date.

First Optional Termination Date:	The Pricing Period Commencement Date.

Scheduled Termination Date:	[***]

Automatic Cash Settlement Period:	From and including the Pricing Period Commencement Date to and including December 7, 2023

Automatic Cash Settlement Threshold:	USD [***]

Spread:	0.00%

Please indicate your acknowledgment of the above by signing and returning to us a copy of this Supplemental Confirmation.

Very truly yours,

<<<DEALER NAME>>>

By:	[***]
Authorized Representative

Acknowledged:

ANDEAN LFMA INVESTMENT LIMITED

By:	/s/ Andrónico Luksic L.
Name:	Andrónico Luksic L.
Title:	Authorized Signatory

By:	/s/ Mauricio Ortiz
Name:	Mauricio Ortiz
Title:	Director

[Signature Page to Supplemental Confirmation for Contingent Share Purchase Transactions]